Exhibit 99.1

Tidewater to Present at the Capital One Securities, Inc. 9th Annual Energy Conference

NEW ORLEANS, December 4, 2014 –Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Capital One Securities, Inc. 9th Annual Energy Conference in New Orleans, Louisiana on Wednesday, December 10, 2014, at approximately 2:00 p.m. Central time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on December 10, 2014, at approximately 3:00 p.m. Central time. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenter.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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